UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 19, 2010

CORE MOLDING TECHNOLOGIES, INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-12505	31-1481870
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

800 Manor Park Drive, Columbus, Ohio		43228-0183
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	614-870-5000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07 Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders (the “Annual Meeting”) of Core Molding Technologies, Inc. (the “Company”) was held on May 19, 2010.  A total of 6,153,536 shares of the Company’s common stock entitled to vote were present or represented by proxy at the Annual Meeting constituting a quorum. At the Annual Meeting, the Company’s stockholders approved the two proposals which are described in detail in the Company’s definitive proxy statement dated April 16, 2010 (“Definitive Proxy”).  Abstentions and broker non-votes were counted for purposes of determining whether a quorum was present.

With respect to the election of directors, broker non-votes were not treated as a vote for or against any particular nominee and did not affect the outcome of the election of directors.  With respect to the ratification of the appointment of Crowe Horwath LLP as the Company’s independent registered public accounting firm, broker non-votes did not have any affect on the outcome of the vote.

The results are as follows:

Proposal 1 — Election of six directors to serve until the next annual meeting of stockholders.

			Broker
Nominees	Votes For	Votes Withheld	Non-Votes
Kevin L. Barnett	3,991,255	631,848	1,530,433

Thomas R. Cellitti	3,980,581	642,522	1,530,433

James F. Crowley	4,602,704	20,399	1,530,433

Ralph O. Hellmold	4,602,578	20,525	1,530,433

Malcolm M. Prine	4,601,679	21,424	1,530,433

James L. Simonton	3,976,466	646,637	1,530,433

Proposal 2 — Ratification of the appointment of Crowe Horwath LLP as our independent registered public accounting firm for year ended December 31, 2010.

Votes For	Votes Against	Votes Abstain
6,045,981	2,644	104,911

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORE MOLDING TECHNOLOGIES, INC.

May 21, 2010	By:	/s/ Herman F. Dick, Jr

Name: Herman F. Dick, Jr
Title: Vice President, Secretary, Treasurer and Chief Financial Officer